EXHIBIT VII

EIB

Unaudited Condensed Semi-Annual Financial Statements under EU directives as at June 30, 2010

EIB

BALANCE SHEET AS AT JUNE 30, 2010 UNDER EU DIRECTIVES (in EUR ‘000)

			30.06.2010		31.12.2009
(Unaudited)
ASSETS

1.	Cash in hand, balances with central banks and post office banks		200 797		227 227

2.	Treasury bills and other bills eligible for refinancing with central banks		9 214 276		3 788 227

3.	Loans and advances to credit institutions
	a) repayable on demand	315 970		334 382
	b) other loans and advances	41 741 997		19 032 387
	c) loans (Note B)	121 393 321		116 575 861
			163 451 288		135 942 630

4.	Loans and advances to customers
	a) loans (Note B)	212 348 985		199 365 019
	b) specific value adjustments	- 90 800		- 110 800
			212 258 185		199 254 219

5.	Debt securities including fixed-income securities
	a) issued by public bodies	3 980 925		1 888 424
	b) issued by other borrowers	22 665 809		15 976 042
			26 646 734		17 864 466

6.	Shares and other variable-yield securities		1 601 961		1 479 405

7.	Shares in affiliated undertakings (Note C)		482 768		480 668

8.	Intangible assets		5 756		4 817

9.	Tangible assets		295 674		304 918

10.	Other assets		82 507		89 499

11.	Subscribed capital and reserves, called but not paid		86 495		115 327

12.	Prepayments and accrued income		16 149 813		2 319 988

	TOTAL ASSETS		430 476 254		361 871 391

			30.06.2010		31.12.2009
(Unaudited)
LIABILITIES

1.	Amounts owed to credit institutions
	a) repayable on demand	13 177 822		0
	b) with agreed maturity dates or periods of notice	230 808		4 480 414
			13 408 630		4 480 414

2.	Amounts owed to customers
	a) repayable on demand	1 255 577		1 256 333
	b) with agreed maturity dates or periods of notice	804 933		1 106 417
			2 060 510		2 362 750

3.	Debts evidenced by certificates (Note D)
	a) debt securities in issue	339 190 617		286 247 691
	b) others	23 618 121		19 510 696
			362 808 738		305 758 387

4.	Other liabilities
	a) sundry creditors	415 105		367 676
	b) sundry liabilities	14 502		19 263
			429 607		386 939

5.	Accruals and deferred income		11 297 026		9 501 189

6.	Provisions
	a) pension plans and health insurance scheme	1 365 590		1 306 754
	b) provision for guarantees issued in respect of venture capital operations	0		5 781
			1 365 590		1 312 535

7.	Subscribed capital
	- Subscribed	232 392 989		232 392 989
	- Uncalled	- 220 773 340		- 220 773 340
			11 619 649		11 619 649

8.	Reserves
	a) reserve fund	20 082 400		18 205 506
	b) additional reserves	1 144 024		1 144 024
	c) special activities reserve	3 299 370		3 299 370
	d) general loan reserve	1 923 734		1 923 734
			26 449 528		24 572 634

9.	Profit for the period		1 036 976		1 876 894

	TOTAL LIABILITIES		430 476 254		361 871 391

OFF BALANCE SHEET AS AT JUNE 30, 2010 UNDER EU DIRECTIVES (in EUR ‘000)

		30.06.2010		31.12.2009
(Unaudited)
Commitments
- EBRD capital
uncalled		442 500		442 500
- EIF capital
uncalled		1 463 200		1 460 800
- Undisbursed loans
credit institutions	19 406 552		18 686 622
customers	63 781 598		63 156 626
		83 188 150		81 843 248
- Undisbursed venture capital operations		1 391 314		1 244 196
- Undisbursed investment funds		399 754		511 895
Contingent liabilities including guarantees
- In respect of loans granted by third parties		361 623		314 244
- In respect of venture capital operations		17 385		17 385
Assets held on behalf of third parties
- EIF treasury management		903 205		900 069
- Guarantee Fund treasury management		1 352 622		1 240 505
- FP7 Guarantee Fund treasury management		698 564		547 761
- Investment Facility — Cotonou		1 347 017		1 289 209
- Special Section		1 368 155		1 416 067
- RSFF		502 575		432 266
- EU-Africa		154 615		144 151
- HIPC		63 620		65 768
- FEMIP		29 843		30 236
- LGTT		154 117		105 198
- JASPERS		0		119
- JESSICA		684 358		16 805
- NIF		38 844		44
- ELENA		4 063		0

Other items
- Special deposits for service of borrowings		98 359		52 292
- Securities receivable		625 000		100 000
- Nominal value of interest-rate swap contracts		362 216 412		316 379 517
- Nominal value of currency swap contracts payable		147 600 443		125 166 944
- Nominal value of currency swap contracts receivable		155 097 357		119 986 609
- Nominal value of credit default swap		195 289		196 796
- Nominal value of put option granted to EIF minority shareholders		409 744		388 842
- Borrowings launched but not yet settled		990 113		360 631
- Swaps launched but not yet settled		3 106		11 590
- Securities lending		350 768		422 131
- Futures contracts		175 248		334 676
- Forward rate agreement		201 603		0
- FX Forward		333 869		251 938

PROFIT AN LOSS ACCOUNT

FOR THE PERIOD ENDED JUNE 30, 2010 UNDER EU DIRECTIVES
(in EUR ‘000)

			30.06.2010		30.06.2009		2009
			(Unaudited)		(Unaudited)

1.	Interest receivable and similar income		9 077 675		7 965 457		16 531 782

2.	Interest payable and similar charges		- 7 865 636		- 6 827 829		- 14 289 505

3.	Income from securities with variable-yield		30 363		14 195		17 082
	a) income from shares and variable-yield securities	30 363		9 085		7 997
	b) income from shares in affiliated undertakings	0		5 110		9 085

4.	Commission receivable		73 772		61 085		148 503

5.	Commission payable		- 6 635		- 5 047		- 11 768

6.	Net loss on financial operations		- 95 148		- 51 333		- 20 751

7.	Other operating income		2 307		1 524		12 157

8.	General administrative expenses		- 192 589		- 172 493		- 397 295
	a) staff costs	- 151 718		- 130 166		- 283 971
	b) other administrative costs	- 40 871		- 42 327		- 113 324

9.	Value adjustments in respect of tangible and intangible assets		- 12 965		- 12 461		- 27 941
	a) tangible assets	- 11 707		- 11 448		- 25 645
	b) intangible assets	- 1 258		- 1 013		- 2 296

10.	Value (re-)adjustments in respect of loans and advances and provisions for contigent liabilities and for commitments		25 832		- 58 515		- 85 370

11.	Profit for the period		1 036 976		914 583		1 876 894

CASH FLOW STATEMENT FOR THE PERIOD ENDED JUNE 30, 2010 UNDER EU DIRECTIVES (in EUR ‘000)

	30.06.2010	2009
(Unaudited)
A. Cash flows from operating activities:
Profit for the period	1 036 976	1 876 894
Adjustments for:
Net change in specific value adjustments on loans and advances	- 20 000	88 800
Net change in specific provisions on staff pension fund	53 055	119 101
Value adjustments in respect of shares and other variable-yield securities	18 695	102 201
Value adjustments in respect of tangible and intangible assets	12 965	27 941
Investment portfolio amortisation	16 520	8 484
Effects of exchange rate changes on loans, borrowings and swaps	3 061 582	174 191
Profit on operating activities	4 179 793	2 397 612
Disbursements of loans and advances to credit institutions and customers	- 20 594 300	- 51 895 204
Repayments of loans and advances to credit institutions and customers	12 354 878	23 200 287
Change in treasury operational portfolios	- 648 993	- 1 301 471
Change in venture capital operations included in shares and other variable-yield securities	- 86 608	- 138 350
Change in shares and other variable-yield securities excluding venture capital operations	- 54 644	- 53 086
Change in amounts owed to credit institutions and customers	8 625 976	- 317 101
Change in prepayments and accrued income	- 1 542 567	775 182
Change in other assets	6 992	59 085
Change in accruals and deferred income	1 795 837	- 2 646 810
Change in other liabilities	42 668	24 443
Net cash from operating activities	4 079 032	- 29 895 413
B. Cash flows from investing activities:
Purchase of EIF shares	- 2 100	- 1 396
Securities from investment portfolio matured during the year	117 559	251 786
Change in asset backed securities included in the treasury portfolios	- 1 156 522	- 2 442 526
Net change in tangible and intangible assets	- 4 660	- 19 479
Net cash from investing activities	- 1 045 723	- 2 211 615
C. Cash flows from financing activities:
Issue of borrowings	42 207 424	79 122 016
Redemption of borrowings	- 13 599 645	- 33 010 200
Member States contribution	28 832	358 659
Change in commercial papers	4 739 579	- 10 647 642
Net cash from financing activities	33 376 190	35 822 833

Summary statement of cash flows:
Cash and cash equivalents at the beginning of the year	27 232 937	23 718 439
Net cash from:
(1) operating activities	4 079 032	- 29 895 413
(2) investing activities	- 1 045 723	- 2 211 615
(3) financing activities	33 376 190	35 822 833
(4) effects of exchange rate changes on cash held	- 1 207 850	- 201 307
Cash and cash equivalents at the end of the period	62 434 586	27 232 937
Cash and cash equivalents are composed of:
Cash in hand, balances with central banks and post office banks	200 797	227 227
Bills maturing within three months of issue	20 175 822	7 638 941
Loans and advances to credit institutions:
Accounts repayable on demand	315 970	334 382
Term deposit accounts	41 741 997	19 032 387
	62 434 586	27 232 937

NOTES TO THE UNAUDITED CONDENSED INTERIM FINANCIAL
STATEMENTS UNDER EU DIRECTIVES

NOTE A                                                  Basis of presentation

The unaudited condensed financial statements of the European Investment Bank (the “Bank”) as at June 30, 2010 do not include all of the information and footnotes required for complete financial statements.

In the opinion of management, all adjustments, normal recurring accruals and adjustments for the impairment of venture capital operations and loans considered necessary for a fair presentation have been recorded. The profit for the six-month period ended June 30, 2010 is not necessarily indicative of the results that may be expected for the year ending December 31, 2010.

The audited financial statements as at and for the year ended December 31, 2009 were prepared in accordance with the general principles of the Directive of the Council of the European Communities of 8 December 1986 (as amended) without making use of the option available to apply fair value accounting.  The unaudited condensed financial statements as at and for the period ended June 30, 2010 were based on the same principles.

For further information, refer to the unconsolidated financial statements and footnotes thereto included in the Bank’s annual report for the year ended December 31, 2009.

NOTE B                                                  Summary statement of loans (in Eur ‘000)

	Loans granted
Analysis of aggregate	to intermediary	directly to
loans granted	credit	final
(before specific provisions)	institutions	beneficiaries	Total
- Disbursed portion	121,393,321	212,348,985	333,742,306
- Undisbursed portion	19,406,552	63,781,598	83,188,150
Aggregate loans granted	140,799,873	276,130,583	416,930,456

NOTE C      Shares in affiliated undertakings

EIF capital increase

This item for EUR’000 482,768 corresponds to the capital paid in by the Bank in respect of its subscription (EUR’000 1,829,000) to the capital of the European Investment Fund (EIF), with its registered office in Luxembourg.

As at June 30, 2010, the subscribed capital of the EIF has increased from EUR 2.94 billion as at December 31, 2009 to EUR 2.98 billion. The percentage holding of the Bank in the EIF has decreased from 62.11% at the end of December 2009 to 61.40% at the end of June 2010.

At the EIF Annual General Meeting of Shareholders held on May 7, 2007, it was decided to issue 1000 new shares, identical to the 2000 existing ones (nominal value EUR 1 million each, paid in ratio of 20%) between June 30, 2007 and June 30, 2010. The Bank decided to subscribe 609 new shares on June 30, 2007.

The Bank committed to subscribe to all shares not subscribed to by the other shareholders by June 30, 2010. As 21 shares remained unsubscribed as at June 30, 2010, the Bank will subscribe to these 21 shares in the course of 2010.

Commitment to purchase the remaining EIF shares at a fixed price

Under the terms of the Replacement Share Purchase Undertaking, the EIB is offering to buy the remaining subscribed shares from the EIF’s other shareholders for a price of EUR 349,909.66 per share as at June 30, 2010. The latter corresponds to the part of each share in the called capital of EIF, increased by the share premium account, the statutory reserves, the disclosed unrealised gains in venture capital operations, the profit brought forward and the profit of the year. The agreed formula is being applied to the approved and audited annual accounts of the EIF for the financial year in which the option is exercised.

NOTE D      Debts evidenced by certificates

[See following page for summary statement of debts evidenced by certificates]

Note D - Summary statement of debts evidenced by certificates as at June 30, 2010 (in EUR’ 000)

	BORROWINGS
		AVERAGE			AVERAGE
PAYABLE	OUTSTANDING	RATE	DUE	OUTSTANDING	RATE
IN	AS AT 30.06.2010	2010	DATES	AS AT 31.12.2009	2009
EUR	155 522 951	3.62	2010/2057	136 846 665	3.77
GBP	58 465 363	4.60	2010/2054	51 032 542	4.77
DKK	550 424	2.55	2024/2026	604 692	2.77
SEK	2 229 711	3.74	2011/2028	1 961 373	3.72
CZK	618 750	4.02	2013/2030	598 190	4.00
HUF	427 448	6.52	2010/2016	525 109	6.83
PLN	460 933	6.21	2010/2026	378 058	6.24
BGN	171 285	5.58	2011/2013	171 285	5.72
RON	102 975	8.88	2014/2016	106 225	8.88
USD	100 220 411	3.11	2010/2058	78 348 270	3.42
CHF	6 679 855	2.40	2011/2036	5 763 009	2.41
JPY	13 965 798	0.85	2011/2047	10 607 943	0.73
NOK	2 947 632	4.45	2010/2025	2 383 494	4.42
CAD	906 394	4.70	2037/2045	778 221	4.72
AUD	11 964 324	5.88	2011/2021	9 099 260	5.85
HKD	265 836	1.37	2010/2019	227 380	1.46
NZD	2 618 096	6.88	2010/2017	2 749 583	7.13
ZAR	1 725 236	8.32	2010/2018	1 256 187	8.49
MXN	36 735	6.65	2015/2015	30 550	6.65
TWD	25 342	5.07	2010/2013	65 574	4.21
TRY	2 533 533	11.20	2010/2022	1 991 631	12.37
ISK	70 350	7.91	2011/2011	95 036	8.74
RUB	299 356	7.24	2011/2019	138 110	8.14
TOTAL	362 808 738			305 758 387

The redemption of certain borrowings is indexed to stock exchange indexes (historical value: EUR 843 million).

All such borrowings are hedged in full through swap operations.

EIB Group

Unaudited Condensed Semi-Annual Financial Statements under EU directives as at June 30, 2010

EIB Group

CONSOLIDATED BALANCE SHEET AS AT JUNE 30, 2010 UNDER EU DIRECTIVES
(in EUR ‘000)

			30.06.2010		31.12.2009
(Unaudited)
ASSETS

1.	Cash in hand, balances with central banks and post office banks		200 797		227 227

2.	Treasury bills and other bills eligible for refinancing with central banks	9 961 241		4 057 500
			9 961 241		4 057 500

3.	Loans and advances to credit institutions
	a) repayable on demand	352 240		367 694
	b) other loans and advances	41 776 897		19 105 287
	c) loans	121 393 321		116 575 861
			163 522 458		136 048 842

4.	Loans and advances to customers
	a) loans	212 348 985		199 365 019
	b) specific value adjustments	- 90 800		- 110 800
			212 258 185		199 254 219

5.	Debt securities including fixed-income securities
	a) issued by public bodies	2 726 521		1 980 966
	b) issued by other borrowers	24 019 991		16 421 602
			26 746 512		18 402 568

6.	Shares & other variable-yield securities		1 749 873		1 618 309

7.	Intangible assets		5 756		4 817

8.	Tangible assets		300 712		310 504

9.	Other assets		128 530		121 570

10.	Subscribed capital and reserves, called but not paid		86 495		115 327

11.	Prepayments and accrued income		16 146 450		2 316 114

	TOTAL ASSETS		431 107 009		362 476 997

			30.06.2010		31.12.2009
(Unaudited)
LIABILITIES

1.	Amounts owed to credit institutions
	a) repayable on demand	13 177 822		0
	b) with agreed maturity dates or periods of notice	230 808		4 480 414
			13 408 630		4 480 414

2.	Amounts owed to customers
	a) repayable on demand	1 255 577		1 256 333
	b) with agreed maturity dates or periods of notice	804 933		1 106 417
			2 060 510		2 362 750

3.	Debts evidenced by certificates
	a) debt securities in issue	339 190 617		286 247 691
	b) others	23 618 121		19 510 696
			362 808 738		305 758 387

4.	Other liabilities
	a) sundry creditors	397 879		352 474
	b) sundry liabilities	37 504		45 988
			435 383		398 462

5.	Accruals and deferred income		11 297 026		9 501 189

6.	Provisions
	a) pension plans and health insurance scheme	1 391 893		1 330 003
	b) provision for guarantees issued	74 149		70 412
			1 466 042		1 400 415

	TOTAL LIABILITIES		391 476 329		323 901 617

7.	Subscribed capital
	- Subscribed	232 392 989		232 392 989
	- Uncalled	- 220 773 340		- 220 773 340
			11 619 649		11 619 649

8.	Consolidated reserves
	a) reserve fund	20 082 400		18 205 506
	b) additional reserves	1 298 305		1 321 995
	c) special activities reserve	3 299 370		3 299 370
	d) general loan reserve	1 923 734		1 923 734
			26 603 809		24 750 605

9.	Profit for the period attributable to the equity holders of the Bank		1 044 778		1 864 832

10.	Equity attributable to minority interest		362 444		340 294

	TOTAL LIABILITIES AND EQUITY		431 107 009		362 476 997

CONSOLIDATED PROFIT AND LOSS ACCOUNT

FOR THE PERIOD ENDED JUNE 30, 2010 UNDER EU DIRECTIVES (in EUR ‘000)

			30.06.2010		2009
(Unaudited)

1.	Interest receivable and similar income		9 092 141		16 562 333

2.	Interest payable and similar charges		- 7 865 636		- 14 289 505

3.	Income from securities		35 574		8 930

4.	Commissions receivable		97 434		207 040

5.	Commissions payable		- 58		- 117

6.	Net loss on financial operations		- 103 155		- 26 918

7.	Other operating income		1 596		10 723

8.	General administrative expenses		- 211 498		- 432 210
	a) staff costs	- 168 840		- 313 498
	b) other administrative costs	- 42 658		- 118 712

9.	Value adjustments in respect of intangible and tangible assets		- 13 527		- 28 682
	a) tangible assets	- 12 269		- 26 386
	b) intangible assets	- 1 258		- 2 296

10.	Value (re-)adjustments in respect of loans and advances and provisions for contingent liabilities and for commitments		16 580		- 149 100

11.	Profit for the period		1 049 451		1 862 494

12.	Profit / loss attributable to minority interest		- 4 673		2 338

13.	Profit attributable to equity holders of the Bank		1 044 778		1 864 832

CONSOLIDATED CASH FLOW STATEMENT FOR THE PERIOD ENDED JUNE 30, 2010 UNDER EU DIRECTIVES (in EUR ‘000)

		30.06.2010	2009
(Unaudited)
A.	Cash flows from operating activities :
	Profit for the period:	1 049 451	1 862 494
Adjustments for :
	Net change in specific value adjustments on loans and advances	- 20 000	88 800
	Net change in specific provisions on staff pension fund	61 890	124 174
	Net change in specific provisions for guarantees	3 737	60 300
	Value adjustments in respect of tangible and intangible assets	13 527	28 682
	Value adjustments in respect of shares and other variable-yield securities	17 097	106 654
	Investment portfolio amortisation	15 401	10 112
	Effects of exchange rate changes on loans, borrowings, swaps	3 079 061	190 418
	Profit on operating activities :	4 220 164	2 471 634

	Disbursements of loans and advances to credit institutions and customers	- 20 594 300	- 51 895 204
	Repayments of loans and advances to credit institutions and customers	12 354 878	23 200 287
	Change in treasury operational portfolios	- 714 230	- 1 673 885
	Change in venture capital operations included in shares and other variable-yield securities	- 105 645	- 154 477
	Change in shares and other variable yield securities excluding venture capital operations	- 54 644	- 53 086
	Change in amounts owed to credit institutions and customers	8 625 976	- 317 101
	Change in prepayments and accrued income	- 1 543 078	777 846
	Change in other assets	- 6 960	49 663
	Change in accruals and deferred income	1 795 837	- 2 646 810
	Change in other liabilities	36 921	19 537

	Net cash from operating activities	4 014 919	- 30 221 596

B.	Cash flows from investing activities :

	Securities from investment portfolio matured during the year	144 545	301 440
	Change in asset backed securities included in the treasury portfolios	- 1 156 522	- 2 442 526
	Change in tangible and intangible assets	- 4 675	- 20 130

	Net cash from investing activities	- 1 016 652	- 2 161 216

C.	Cash flows from financing activities :

	Issue of borrowings	42 207 424	79 122 016
	Redemption of borrowings	- 13 599 645	- 33 010 200
	Member States contribution	28 832	358 659
	Change in commercial papers	4 739 579	- 10 647 642

	Net cash from financing activities	33 376 190	35 822 833

Summary statement of cash flows:

	Cash and cash equivalents at the beginning of the year	27 339 149	24 100 435
Net cash from :
	(1) operating activities	4 014 919	- 30 221 596
	(2) investing activities	- 1 016 652	- 2 161 216
	(3) financing activities	33 376 190	35 822 833
	(4) effect of exchange rate changes on cash and cash equivalents	- 1 207 850	- 201 307
	Cash and cash equivalents at the end of the period	62 505 756	27 339 149

Cash and cash equivalents are composed of:
	Cash in hand, balances with central banks and post office banks	200 797	227 227
	Bills maturing within three months of issue	20 175 822	7 638 941
Loans and advances to credit institutions :
	Accounts repayable on demand	352 240	367 694
	Term deposits accounts	41 776 897	19 105 287

		62 505 756	27 339 149

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED INTERIM

FINANCIAL STATEMENTS UNDER EU DIRECTIVES

NOTE A      Basis of presentation

The unaudited condensed consolidated financial statements of the European Investment Bank (the “Bank”) as at June 30, 2010 do not include all of the information and footnotes required for complete financial statements.

In the opinion of management, all adjustments, normal recurring accruals and adjustments for the impairment of venture capital operations and loans considered necessary for a fair presentation have been recorded. The profit for the six-month period ended June 30, 2010 is not necessarily indicative of the results that may be expected for the year ending December 31, 2010.

The audited financial statements as at and for the year ended December 31, 2009 were prepared in accordance with the general principles of the Directive 86/635/EEC of the Council of the European Communities of 8 December 1986 on the annual accounts and consolidated accounts of banks and other financial institutions and insurance undertakings (as amended) without making use of the option available to apply fair value accounting. The unaudited condensed consolidated financial statements as at and for the period ended June 30, 2010 were based on the same principles.

For further information, refer to the financial statements and footnotes thereto included in the Bank’s annual report for the year ended December 31, 2009.

NOTE B      Summary statement of loans (in Eur ‘000)

	Loans granted
Analysis of aggregate	to intermediary	directly to
loans granted	credit	final
(before specific provisions)	institutions	beneficiaries	Total
- Disbursed portion	121,393,321	212,348,985	333,742,306
- Undisbursed portion	19,406,552	63,781,598	83,188,150
Aggregate loans granted	140,799,873	276,130,583	416,930,456

NOTE C      Debts evidenced by certificates

[See following page for summary statement of debts evidenced by certificates.]

NOTE D      EIF capital increase and commitment to purchase the remaining EIF shares at a fixed price

EIF capital increase

As at June 30, 2010, the subscribed capital of the EIF has increased from EUR 2.94 billion as at December 31, 2009 to EUR 2.98 billion. The percentage holding of the Bank in the EIF has decreased from 62.11% at the end of December 2009 to 61.40% at the end of June 2010.

At the EIF Annual General Meeting of Shareholders held on May 7, 2007, it was decided to issue 1000 new shares, identical to the 2000 existing ones (nominal value EUR 1 million each, paid in ratio of 20%) between June 30, 2007 and June 30, 2010. The Bank decided to subscribe 609 new shares on June 30, 2007.

The Bank committed to subscribe to all shares not subscribed to by the other shareholders by June 30, 2010. As 21 shares remained unsubscribed as at June 30, 2010, the Bank will subscribe to these 21 shares in the course of 2010.

Commitment to purchase the remaining EIF shares at a fixed price

Under the terms of the Replacement Share Purchase Undertaking, the EIB is offering to buy the remaining subscribed shares from EIF’s other shareholders for a price of EUR 349,909.66 per share as at June 30, 2010. The latter corresponds to the part of each share in the called capital of EIF, increased by the share premium account, the statutory reserves, the disclosed unrealised gains in venture capital operations, the profit brought forward and the profit of the year. The agreed formula is being applied to the approved and audited annual accounts of the EIF for the financial year in which the option is exercised.

NOTE E      Commitments, contingent liabilities and other memorandum items

[See following pages for summary statement of commitments and contingent liabilities.]

Note C - Summary statement of debts evidenced by certificates as at June 30, 2010 (in EUR’ 000)

	BORROWINGS
		AVERAGE			AVERAGE
PAYABLE	OUTSTANDING	RATE	DUE	OUTSTANDING	RATE
IN	AS AT 30.06.2010	2010	DATES	AS AT 31.12.2009	2009
EUR	155 522 951	3.62	2010/2057	136 846 665	3.77
GBP	58 465 363	4.60	2010/2054	51 032 542	4.77
DKK	550 424	2.55	2024/2026	604 692	2.77
SEK	2 229 711	3.74	2011/2028	1 961 373	3.72
CZK	618 750	4.02	2013/2030	598 190	4.00
HUF	427 448	6.52	2010/2016	525 109	6.83
PLN	460 933	6.21	2010/2026	378 058	6.24
BGN	171 285	5.58	2011/2013	171 285	5.72
RON	102 975	8.88	2014/2016	106 225	8.88
USD	100 220 411	3.11	2010/2058	78 348 270	3.42
CHF	6 679 855	2.40	2011/2036	5 763 009	2.41
JPY	13 965 798	0.85	2011/2047	10 607 943	0.73
NOK	2 947 632	4.45	2010/2025	2 383 494	4.42
CAD	906 394	4.70	2037/2045	778 221	4.72
AUD	11 964 324	5.88	2011/2021	9 099 260	5.85
HKD	265 836	1.37	2010/2019	227 380	1.46
NZD	2 618 096	6.88	2010/2017	2 749 583	7.13
ZAR	1 725 236	8.32	2010/2018	1 256 187	8.49
MXN	36 735	6.65	2015/2015	30 550	6.65
TWD	25 342	5.07	2010/2013	65 574	4.21
TRY	2 533 533	11.20	2010/2022	1 991 631	12.37
ISK	70 350	7.91	2011/2011	95 036	8.74
RUB	299 356	7.24	2011/2019	138 110	8.14
TOTAL	362 808 738			305 758 387

The redemption of certain borrowings is indexed to stock exchange indexes (historical value: EUR 843 million).

All such borrowings are hedged in full through swap operations.

Note E - Commitments, contingent liabilities and other memorandum items (in EUR ‘000)

		30.06.2010		31.12.2009
Commitments
- EBRD capital
- uncalled		442 500		442 500
- Undisbursed loans
- credit institutions	19 406 552		18 686 622
- customers	63 781 598		63 156 626
		83 188 150		81 843 248
- Undisbursed venture capital operations		1 552 335		1 392 559
- Undisbursed investment funds		399 754		511 895
Contingent liabilities and guarantees
- In respect of loans granted by third parties		2 883 122		2 893 490
- In respect of venture capital operations		17 385		17 385
Assets held on behalf of third parties
- CIP/SMEG 2007	87 893		93 703
- CIP/GIF 2007	89 839		99 999
- SME Guarantee Facility	61 339		61 992
- European Technology Facility	9 898		6 573
- Map Equity	58 006		65 795
- Guarantee Fund treasury management	1 352 622		1 240 505
- Investment Facility - Cotonou	1 347 017		1 289 209
- Map guarantee	58 115		72 590
- Special Section	1 368 155		1 416 067
- RSFF	502 575		432 266
- Neighbourhood Investment Facility (“NIF”) Fund	38 844		44
- EU-Africa	154 615		144 151
- HIPC	63 620		65 768
- FEMIP	29 843		30 236
- LGTT	154 117		105 198
- FP7 Guarantee Fund	698 564		547 761
- JASPERS	0		119
- JESSICA	684 358		16 805
- LFA-GV	64		24
- JEREMIE	960 619		763 175
- TTP	1 912		2 010
- GEEREF	58 026		57 999
- GEEREF Technical Support Facility	2 363		2 390
- EFSE	0		10 000
- Bundesministerium fur Wirtschaft und Technologie	216		102
- ELENA	4 036		0
- EPPA	2 000		0
		7 788 656		6 524 481
Other items
- Special deposits for service of borrowings		98 359		52 292
- Securities receivable		625 000		100 000
- Nominal value of interest-rate swap contracts		362 216 412		316 379 517
- Nominal value of currency swap contracts payable		147 600 443		125 166 944
- Nominal value of currency swap contracts receivable		155 097 357		119 986 609
- Nominal value of credit default swap		195 289		196 796
- Nominal value of put option granted to EIF minority shareholders		409 744		388 842
- Borrowings launched but not yet settled		990 113		360 631
- Swaps launched but not yet settled		3 106		11 590
- Securities lent		426 467		471 434
- Futures contracts		175 248		334 676
- Forward rate agreement		201 603		0
- FX Forward		333 869		251 938

EIB Group

Unaudited Condensed Semi-Annual Financial Statements under IFRS as at June 30, 2010

EIB GROUP

CONSOLIDATED BALANCE SHEET AS AT JUNE 30, 2010 UNDER IFRS

(in EUR ‘000)

			30.06.2010		31.12.2009
(Unaudited)
ASSETS

1.	Cash in hand, balances with central banks and post office banks		200 797		227 227

2.	Treasury bills and other bills eligible for refinancing with central banks		9 699 506		4 146 585

3.	Loans and advances to credit institutions
	a) repayable on demand	352 240		367 694
	b) other loans and advances	41 792 965		19 115 981
	c) loans (Note B)	122 775 595		117 560 917
			164 920 800		137 044 592
4.	Loans and advances to customers
	a) loans (Note B)	220 254 846		203 106 638
	b) Impairment on loans and advances, net of reversals	- 86 300		- 106 300
			220 168 546		203 000 338
5.	Debt securities including fixed-income securities
	a) issued by public bodies	4 089 961		1 985 302
	b) issued by other borrowers	23 221 935		16 450 994
			27 311 896		18 436 296

6.	Shares and other variable-yield securities		2 163 552		2 017 903

7.	Derivative Assets		39 299 319		20 868 332

8.	Property, furniture and equipment		297 607		307 319

9.	Intangible assets		5 756		4 817

10.	Other assets		113 164		106 914

11.	Assets held for sale		3 373		3 373

12.	Subscribed capital and reserves, called but not paid		81 215		107 637

13.	Prepayments		17 372		35 479

TOTAL ASSETS			464 282 903		386 306 812

			30.06.2010		31.12.2009
(Unaudited)
LIABILITIES

1.	Amounts owed to credit institutions
	a) repayable on demand	13 177 822		0
	b) with agreed maturity dates or periods of notice	231 459		4 480 561
			13 409 281		4 480 561
2.	Amounts owed to customers
	a) repayable on demand	1 255 577		1 256 333
	b) with agreed maturity dates or periods of notice	805 176		1 106 828
			2 060 753		2 363 161
3.	Debts evidenced by certificates (Note C)
	a) debt securities in issue	367 430 947		303 978 963
	b) others	24 695 327		19 869 005
			392 126 274		323 847 968

4.	Derivatives liabilities		13 724 513		14 866 773

5.	Other liabilities
	a) sundry creditors	748 167		667 317
	b) sundry liabilities	37 506		45 986
			785 673		713 303

6.	Deferred income		175 762		177 228

7.	Provisions
	a) pension plans and health insurance scheme	1 359 570		1 242 292
	b) provision for guarantees	74 149		70 412
			1 433 719		1 312 704
TOTAL LIABILITIES			423 715 975		347 761 698

8.	Capital
	- Subscribed	232 392 989		232 392 989
	- Uncalled	- 220 773 340		- 220 773 340
			11 619 649		11 619 649
9.	Consolidated reserves
	a) reserve fund	20 082 400		18 205 506
	b) additional reserves	1 585 439		5 777 469
	c) special activities reserve	3 299 370		3 299 370
	d) general loan reserve	1 923 734		1 923 734
			26 890 943		29 206 079
10.	Profit/loss for the period		2 056 336		- 2 280 614

TOTAL EQUITY			40 566 928		38 545 114

TOTAL LIABILITIES & EQUITY			464 282 903		386 306 812

CONSOLIDATED INCOME STATEMENT FOR THE PERIOD ENDED JUNE 30, 2010 UNDER IFRS

(in EUR ‘000)

			30.06.2010		30.06.2009		2009
			(Unaudited)		(Unaudited)

1.	Interest and similar income		9 072 757		5 282 381		16 539 390

2.	Interest expense and similar charges		- 7 912 518		- 4 292 560		- 14 269 346

3.	Income from shares and other variable-yield securities		35 574		6 140		8 930

4.	Fee and commission income		97 432		37 877		207 005

5.	Fee and commission expense		- 58		- 74		- 117

6.	Result on financial operations		1 001 850		- 3 290 060		- 4 048 359

7.	Other operating income		1 597		22 940		10 759

8.	Change in impairment on loans and advances and provisions for guarantees, net of reversals		16 580		- 84 082		- 149 099

9.	Change in impairment on shares and other variable-yield securities, net of reversals		- 14 670		- 35 954		- 104 599

10.	General administrative expenses		- 228 761		- 206 750		- 446 496
	a) staff costs	- 186 899		- 162 507		- 328 696
	b) other administrative costs	- 41 862		- 44 243		- 117 800

11.	Depreciation and amortisation: property, furniture and equipment and intangible assets		- 13 447		- 12 699		- 28 682
	a) property, furniture and equipment	- 12 189		- 11 686		- 26 386
	b) intangible assets	- 1 258		- 1 013		- 2 296

12.	Profit / loss for the period		2 056 336		- 2 572 841		- 2 280 614

CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME FOR THE PERIOD ENDED JUNE 30, 2010 UNDER IFRS
(in EUR ‘000)

		30.06.2010		30.06.2009		2009
		(Unaudited)		(Unaudited)

Profit/loss for the period		2 056 336		- 2 572 841		- 2 280 614

Other comprehansive income

Available for sale financial assets - fair value reserve

1. Net unrealised gains and losses on financial assets available for sale	- 32 240		- 18 905		- 51 162

2. Impairment charges transferred to the consolidated income statement	0		0		40 149

3. Realised gains and losses transferred to the consolidated income statement	- 290		20 968		43 778

Total available for sale financial assets		- 32 530		2 063		32 765

Total other comprehensive income		- 32 530		2 063		32 765

Total comprehensive income		2 023 806		- 2 570 778		- 2 247 849

Attributable to: Equity holders of the Bank		2 023 806		- 2 570 778		- 2 247 849

CONSOLIDATED STATEMENT OF CHANGES IN EQUITY UNDER IFRS (in EUR ‘000)

			Funds allocated	Funds allocated to venture		Special		Additional reserves		Profit/loss for the	Total
For the half year ended June 30, 2010	Subscribed capital	Callable capital	to Structured Finance Facility	capital operations	Reserve fund	activities reserve	General loan reserve	Other	Fair value reserve	period before appropriation	consolidated own funds

As at December 31, 2008	164 808 169	-156 567 760	2 750 000	1 764 305	16 480 817	0	0	4 688 642	507 613	6 355 715	40 787 501
Appropriation of prior year’s profit	0	0	0	0	1 650 877	0	0	4 704 838	0	-6 355 715	0
Total comprehensive income / loss for the year	0	0	0	0	0	0	0	0	32 765	-2 280 614	-2 247 849
Transfer from additional reserves (*)	0	0	0	- 147 177	147 177	0	0		0	0	0
Contributions by and distributions to owners	67 584 820	-64 205 580	2 000 000	0	- 73 365	0	0	-5 305 875	0	0	0
Changes in ownership interests in subsidiaries that do not result in a loss of control	0	0	0	0	0	0	0	5 462	0	0	5 462
Transfer to special activities reserve and general loan reserve	0	0	-4 750 000	-1 617 128	0	3 299 370	1 923 734	1 144 024	0	0	0

As at December 31, 2009	232 392 989	-220 773 340	0	0	18 205 506	3 299 370	1 923 734	5 237 091	540 378	-2 280 614	38 545 114

Appropriation of prior year’s profit	0	0	0	0	1 876 894	0	0	-4 157 508	0	2 280 614	0
Total comprehensive income / loss for the period	0	0	0	0	0	0	0	0	- 32 530	2 056 336	2 023 806
Changes in ownership interests in subsidiaries that do not result in a loss of control	0	0	0	0	0	0	0	- 1 992		0	- 1 992

As at June 30, 2010 (Unaudited)	232 392 989	-220 773 340	0	0	20 082 400	3 299 370	1 923 734	1 077 591	507 848	2 056 336	40 566 928

(*) An amount of EUR’000 147 177 resulting from the value adjustments on venture capital operations has been transferred from the Funds allocated to venture capital operations to the additional reserves.

CONSOLIDATED CASH FLOW STATEMENT FOR PERIOD ENDED JUNE 30, 2010 UNDER IFRS

(In EUR ‘000)

		30.06.2010	2009
(Unaudited)
A.	Cash flows from operating activities :
	Profit/loss for the period	2 056 336	- 2 280 614
Adjustments for:
	Change in impairment on loans and advances, net of reversals	- 20 000	88 800
	Net change in provisions for pension plans and health insurance scheme	117 278	119 492
	Unwinding of the discount relating to capital and reserves called, but not paid in	- 2 410	- 4 763
	Change in provision for guarantees	3 737	60 299
	Depreciation/amortisation on property, furniture and equipment and intangible assets	13 447	28 682
	Change in impairment of shares and other variable-yield securities	14 670	104 599
	Investment portfolio amortisation and accrued interest	12 164	38 065
	Net results on loans under the fair value option and associated hedges	- 457 537	1 834 019
	Net results on borrowings under the fair value option and associated hedges	- 4 594 098	- 1 328 392
	Change in fair value of derivatives	4 432 141	1 679 479
	Effects of exchange rate changes	3 031 181	213 974

	Disbursements of loans and advances to credit institutions and customers	- 20 594 300	- 51 895 204
	Repayments of loans and advances to credit institutions and customers	12 354 878	23 200 287
	Change in Available for sale and trading debt securities	- 747 607	- 1 623 628
	Change in Available for sale venture capital operations	- 94 017	- 148 590
	Change in Available for sale shares and other variable-yield securities	- 54 644	- 53 806
	Change in amounts owed to credit institutions and customers	8 626 312	- 317 489
	Change in interest accrued on cash and cash equivalents	- 167 783	23 217
	Change in prepayments	18 107	1 992
	Change in other assets	- 6 250	52 853
	Change in deferred income	- 1 466	6 073
	Change in other liabilities	72 370	- 20 941
	Net cash used in operating activities	4 012 509	- 30 221 596

B.	Cash flows from investing activities :
	Held to maturity debt securities matured during the year	144 545	301 440
	Change in asset backed securities	- 1 156 522	- 2 442 526
	Change in property, furniture and equipment and intangible assets	- 4 675	- 20 130
	Net cash used in investing activities	- 1 016 652	- 2 161 216

C.	Cash flows from financing activities :
	Issue of borrowings	42 207 424	79 122 016
	Redemption of borrowings	- 13 599 645	- 33 010 200
	Paid in by Member States	31 242	358 659
	Change in commercial paper	4 739 579	- 10 647 642
	Net cash from financing activities	33 378 600	35 822 833

Summary statement of cash flows

	Cash and cash equivalents at the beginning of the year	27 339 149	24 100 435
Net cash from :
	(1) operating activities	4 012 509	- 30 221 596
	(2) investing activities	- 1 016 652	- 2 161 216
	(3) financing activities	33 378 600	35 822 833
	(4) effects of exchange rate changes on cash held	- 1 207 850	- 201 307
	Cash and cash equivalents at the end of the period	62 505 756	27 339 149

Cash and cash equivalents are composed of:
	Cash in hand, balances with central banks and post office banks	200 797	227 227
	Bills maturing within three months of issue	20 175 822	7 638 941
Loans and advances to credit institutions :
	Accounts repayable on demand	352 240	367 694
	Term deposits accounts (excluding accrued interest)	41 776 897	19 105 287
		62 505 756	27 339 149

Supplementary disclosures of operating cash flow:
	Interest received	9 047	16 420
	Dividends received	34 697	7 862
	Interest paid	- 1 381	- 1 911

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS UNDER IFRS

NOTE A         Basis of presentation

The unaudited condensed consolidated financial statements of the European Investment Bank (“the Bank”) as at June 30, 2010 do not include all of the information and footnotes required for complete financial statements.

In the opinion of management, all adjustments, normal recurring accruals and adjustments for the impairment of venture capital operations and loans considered necessary for a fair presentation have been recorded. The profit for the six-month period ended June 30, 2010 is not necessarily indicative of the results that may be expected for the year ending December 31, 2010.

The audited financial statements as at and for the year ended December 31, 2009 were prepared in accordance with International Financial Reporting Standards (IFRS) as endorsed by the EU. The unaudited condensed consolidated financial statements as at and for the period ended June 30, 2010 were based on the same principles.

For further information, refer to the financial statements and footnotes thereto included in the Bank’s annual report for the year ended December 31, 2009.

NOTE B         Summary statement of loans (in Eur ‘000)

	Loans granted
Analysis of aggregate	to intermediary	directly to
loans granted	credit	final
(before specific provisions)	institutions	beneficiaries	Total

- Disbursed portion	122,775,595	220,254,846	343,030,441

- Undisbursed portion	19,406,552	63,781,598	83,188,150

Aggregate loans granted	142,182,147	284,036,444	426,218,591

NOTE C                          Debts evidenced by certificates

[See following pages for summary statement of debts evidenced by certificates.]

NOTE D         EIF capital increase and commitment to purchase the remaining EIF shares at a fixed price

EIF capital increase

As at June 30, 2010, the subscribed capital of the EIF has increased from EUR 2.94 billion as at December 31, 2009 to EUR 2.98 billion. The percentage holding of the Bank in the EIF has decreased from 62.11% at the end of December 2009 to 61.40% at the end of June 2010.

At the EIF Annual General Meeting of Shareholders held on May 7, 2007, it was decided to issue 1000 new shares, identical to the 2000 existing ones (nominal value EUR 1 million each, paid in ratio of 20%) between June 30, 2007 and June 30, 2010. The Bank decided to subscribe 609 new shares on June 30, 2007.

The Bank committed to subscribe to all shares not subscribed to by the other shareholders by June 30, 2010. As 21 shares remained unsubscribed as at June 30, 2010, the Bank will subscribe to these 21 shares in the course of 2010.

Commitment to purchase the remaining EIF shares at a fixed price

Under the terms of the Replacement Share Purchase Undertaking, the EIB is offering to buy the remaining subscribed shares from EIF’s other shareholders for a price of EUR 349,909.66 per share as at June 30, 2010. The latter corresponds to the part of each share in the called capital of EIF, increased by the share premium account, the statutory reserves, the disclosed unrealised gains in venture capital operations, the profit brought forward and the profit of the year. The agreed formula is being applied to the approved and audited annual accounts of the EIF for the financial year in which the option is exercised.

NOTE E         Commitments, contingent liabilities and other memorandum items

[See following pages for summary statement of commitments and contingent liabilities.]

Note C - Summary statement of debts evidenced by certificates as at June 30, 2010 (in EUR’ 000)

	BORROWINGS
PAYABLE IN	OUTSTANDING AS AT 30.06.2010	AVERAGE RATE 2010	DUE DATES	OUTSTANDING AS AT 31.12.2009	AVERAGE RATE 2009
EUR	155 522 951	3.62	2010/2057	136 846 665	3.77
GBP	58 465 363	4.60	2010/2054	51 032 542	4.77
DKK	550 424	2.55	2024/2026	604 692	2.77
SEK	2 229 711	3.74	2011/2028	1 961 373	3.72
CZK	618 750	4.02	2013/2030	598 190	4.00
HUF	427 448	6.52	2010/2016	525 109	6.83
PLN	460 933	6.21	2010/2026	378 058	6.24
BGN	171 285	5.58	2011/2013	171 285	5.72
RON	102 975	8.88	2014/2016	106 225	8.88
USD	100 220 411	3.11	2010/2058	78 348 270	3.42
CHF	6 679 855	2.40	2011/2036	5 763 009	2.41
JPY	13 965 798	0.85	2011/2047	10 607 943	0.73
NOK	2 947 632	4.45	2010/2025	2 383 494	4.42
CAD	906 394	4.70	2037/2045	778 221	4.72
AUD	11 964 324	5.88	2011/2021	9 099 260	5.85
HKD	265 836	1.37	2010/2019	227 380	1.46
NZD	2 618 096	6.88	2010/2017	2 749 583	7.13
ZAR	1 725 236	8.32	2010/2018	1 256 187	8.49
MXN	36 735	6.65	2015/2015	30 550	6.65
TWD	25 342	5.07	2010/2013	65 574	4.21
TRY	2 533 533	11.20	2010/2022	1 991 631	12.37
ISK	70 350	7.91	2011/2011	95 036	8.74
RUB	299 356	7.24	2011/2019	138 110	8.14

Change in fair value on borrowings	29 317 536			18 089 581

TOTAL	392 126 274			323 847 968

The redemption of certain borrowings is indexed to stock exchange indexes (historical value: EUR 843 million).

All such borrowings are hedged in full through swap operations.

Note E - Commitments, contingent liabilities and other memorandum items (in EUR ‘000)

		30.06.2010		31.12.2009
Commitments
- EBRD capital
- uncalled		442 500		442 500
- Undisbursed loans
- credit institutions (Note B)	19 406 552		18 686 622
- customers (Note B)	63 781 598		63 156 626
		83 188 150		81 843 248
- Undisbursed venture capital operations		1 552 335		1 392 559
- Undisbursed investment funds		399 754		511 895
Guarantees
- In respect of loans granted by third parties		2 883 122		2 893 490
- In respect of venture capital operations		17 385		17 385
Assets held on behalf of third parties
- CIP/SMEG 2007	87 893		93 703
- CIP/GIF 2007	89 839		99 999
- SME Guarantee Facility	61 339		61 992
- European Technology Facility	9 898		6 573
- Map Equity	58 006		65 795
- Guarantee Fund treasury management	1 352 622		1 240 505
- Investment Facility - Cotonou	1 347 017		1 289 209
- Map guarantee	58 115		72 590
- Special Section	1 368 155		1 416 067
- RSFF	502 575		432 266
- Neighbourhood Investment Facility (“NIF”) Fund	38 844		44
- EU-Africa	154 615		144 151
- HIPC	63 620		65 768
- FEMIP	29 843		30 236
- LGTT	154 117		105 198
- FP7 Guarantee Fund	698 564		547 761
- JASPERS	0		119
- JESSICA	684 358		16 805
- LFA-GV	64		24
- JEREMIE	960 619		763 175
- Technology Transfer Pilot Project (TTP)	1 912		2 010
- GEEREF	58 026		57 999
- GEEREF Technical Support Facility	2 363		2 390
- EFSE	0		10 000
- Bundesministerium fur Wirtschaft und Technologie	216		102
- Elena	4 036		0
- EPPA	2 000		0
		7 788 656		6 524 481

- Special deposits for service of borrowings		98 359		52 292
- Securities receivable		625 000		100 000
- Nominal value of interest-rate swap contracts		362 216 412		316 379 517
- Nominal value of currency swap contracts payable		147 600 443		125 166 944
- Nominal value of currency swap contracts receivable		155 097 357		119 986 609
- Nominal value of credit default swap		195 289		196 796
- Nominal value of put option granted to EIF minority shareholders (Note D)		409 744		388 842
- Borrowings launched but not yet settled		990 113		360 631
- Swaps launched but not yet settled		3 106		11 590
- Securities lent		426 467		471 434
- Futures contracts		175 248		334 676
- Forward rate agreement		201 603		0
- FX Forward		333 869		251 938

Reconciliation of the Unaudited Consolidated Semi-Annual Financial Statements

of the EIB Group as at June 30, 2010 prepared in accordance

with IFRS and EUGAAP

Consolidated balance sheet as at June 30, 2010 (in EUR ‘000)

		EUGAAP		Adjustment		IFRS
			30/06/2010		Ref.		30/06/2010
ASSETS
1.	Cash in hand, balances with central banks and post office banks		200 797	0			200 797

2.	Treasury bills and other bills eligible for refinancing with central banks	9 961 241		- 261 735	A, B.1	9 699 506
			9 961 241				9 699 506

3.	Loans and advances to credit institutions
	a) repayable on demand	352 240		0		352 240
	b) other loans and advances	41 776 897		16 068	B.1, B.2	41 792 965
	c) loans	121 393 321		1 382 274	B.1, B.2	122 775 595
			163 522 458				164 920 800

4.	Loans and advances to customers
	a) loans	212 348 985		7 905 861	B.1, B.2	220 254 846
	b) impairment on loans and advances, net of reversals	- 90 800		4 500	B.1, B.2	- 86 300
			212 258 185				220 168 546

5.	Debt securities including fixed-income securities
	a) issued by public bodies	2 726 521		1 363 440	A	4 089 961
	b) issued by other borrowers	24 019 991		- 798 056	A, B.3	23 221 935
			26 746 512				27 311 896

6.	Shares and other variable-yield securities		1 749 873	413 679	A		2 163 552

7.	Derivative assets			39 299 319	B.1		39 299 319

8.	Property, furniture and equipment		300 712	- 3 105	C		297 607

9.	Intangible assets		5 756	0			5 756

10.	Other assets		128 530	- 15 366			113 164

11.	Assets held for sale			3 373	C		3 373

12.	Subscribed capital and reserves, called but not paid		86 495	- 5 280	G		81 215

13.	Prepayments		16 146 450	- 16 129 078	B.2, B.3		17 372

	TOTAL ASSETS		431 107 009				464 282 903

LIABILITIES
1.	Amounts owed to credit institutions
	a) repayable on demand	13 177 822		0		13 177 822
	b) with agreed maturity dates or periods of notice	230 808		651	B.3	231 459
			13 408 630				13 409 281

2.	Amounts owed to customers
	a) repayable on demand	1 255 577		0		1 255 577
	b) with agreed maturity dates or periods of notice	804 933		243	B.3	805 176
			2 060 510				2 060 753

3.	Debts evidenced by certificates
	a) debt securities in issue	339 190 617		28 240 330	B.3	367 430 947
	b) others	23 618 121		1 077 206	B.3	24 695 327
			362 808 738				392 126 274

4.	Derivatives liabilities			13 724 513	B.1		13 724 513

5.	Other liabilities
	a) sundry creditors	397 879		350 288	B.2, E	748 167
	b) sundry liabilities	37 504		2	B.2	37 506
			435 383				785 673

6.	Accruals and deferred income		11 297 026	- 11 121 264	B.2, B.3		175 762

7.	Provisions
	a) pension plans and health insurance scheme	1 391 893		- 32 323	D	1 359 570
	b) provision for guarantees	74 149		0		74 149
			1 466 042				1 433 719

	TOTAL LIABILITIES		391 476 329				423 715 975

8.	Capital
	- Subscribed	232 392 989		0		232 392 989
	- Uncalled	- 220 773 340		0		- 220 773 340
			11 619 649				11 619 649

9.	Consolidated reserves
	a) reserve fund	20 082 400		0		20 082 400
	b) additional reserves	1 298 305		- 220 714	A, B.1, B.2, B.3, G	1 077 591
	c) fair value reserve			507 848	A	507 848
	d) special activities reserve	3 299 370		0		3 299 370
	e) general loan reserve	1 923 734		0		1 923 734
			26 603 809				26 890 943

10.	Profit for the financial period attributable to the equity holders of the Bank		1 044 778	1 011 558	A, B.1, B.2, B.3		2 056 336

11.	Equity attributable to minority interest		362 444	- 362 444	E

	TOTAL EQUITY		39 630 680				40 566 928

	TOTAL LIABILITIES AND EQUITY		431 107 009				464 282 903

Consolidated income statement for the period ended June 30, 2010 (in EUR ‘000)

		EUGAAP		Adjustment		IFRS
			30/06/2010		Ref.		30/06/2010

1.	Interest and similar income		9 092 141	- 19 384	A, B.2		9 072 757

2.	Interest expense and similar charges		- 7 865 636	- 46 882	A, B.3		- 7 912 518

3.	Income from shares and other variable-yield securities		35 574	0			35 574

4.	Fee and commission income		97 434	- 2	F		97 432

5.	Fee and commission expense		- 58	0			- 58

6.	Result on financial operations		- 103 155	1 105 005	A, B.1, B.2, B.3		1 001 850

7.	Other operating income		1 596	1	F		1 597

8	Change in impairment on loans and advances and provisions on guarantees, net of reversals		16 580	0			16 580

9.	Change in impairment on shares and other variable yield securities, net of reversals			- 14 670	A		- 14 670

10.	General administrative expenses
	a) staff costs	- 168 840				- 186 899
	b) other administrative expenses	- 42 658				- 41 862
			- 211 498	- 17 263	D		- 228 761

11.	Depreciation and amortisation: property, furniture and equipment and intangible assets
	a) Property, furniture and equipment	- 12 269		80	C	- 12 189
	b) intangible assets	- 1 258		0		- 1 258
			- 13 527				- 13 447

12.	Profit/loss for the financial period		1 049 451				2 056 336

13.	Profit/loss attributable to minority interest		- 4 673	4 673	E

	Profit attributable to equity holders of the Bank		1 044 778				2 056 336

Valuation and income recognition differences between IFRS and EUGAAP

A                    Financial assets classified as available-for-sale

Under EUGAAP, available for sale instruments are recorded at the lower of acquisition price or market value. The value adjustments are reported under “Results on financial operations” in the profit and loss for the period in which they are made.

Accrued interest is recorded under balance sheet items “Prepayments and accrued income” or “Accruals and deferred income”.

Under IFRS, available for sale instruments are carried at fair value with changes in fair value reflected directly in equity.

Impairment is recognised in the profit and loss for the year when negative changes in the fair valuation are other than temporary. It is reported separately on the face of the income statement.

Accrued interest is reported on the balance sheet within the balance of the instrument to which it relates.

B                   Financial assets and liabilities designated at fair value through profit or loss

1                                                                      Derivative assets and liabilities

Under EUGAAP, derivative assets and liabilities are not recognised on the balance sheet. They are carried off balance sheet at nominal amount.

Under IFRS, derivative assets and liabilities are recognised on balance sheet and carried at their replacement values.

Changes in fair values of derivatives are recognised in the profit and loss.

2                                                                      Loans and advances

Under EUGAAP, all loans and advances are carried at amortised cost. Accrued interest is recorded under balance sheet items “Prepayments and accrued income” or “Accruals and deferred income”.

Under IFRS certain loans are classified on initial recognition as “fair value loans” and valued at fair value through profit or loss. Accrued interest is reported on the balance sheet within the balance of the asset to which it relates.

Payments due are reclassified from other debtors to the loan balance to which they relate.

3                                                                      Borrowings

Under EUGAAP, borrowings are recorded at amortised cost. Accrued interest is recorded under balance sheet items “Prepayments and accrued income” or “Accruals and deferred income”.

Under IFRS, EIB applies the fair value option to a significant portion of its issued debt. Accrued interest is reported on the balance sheet within the balance of the debt instrument to which it relates.

C                   Assets held for sale

This category is not used under EUGAAP. Assets in this category under IFRS are reported in the “Tangible Assets” category under EUGAAP. No depreciation is charged on Assets held for sale under IFRS.

D                   Pension funds

Under EUGAAP, any actuarial deficits result in an additional specific pension plan provision.

Under IFRS, the corridor approach is adopted, resulting in a proportion only of the actuarial losses being recognised in the period.

E                     Minority interest adjustment

EIB granted a put option to the minority shareholders on their entire holding of the subsidiary.

Under EUGAAP, this put option does not influence the accounting treatment of minority interest on consolidation.

Under IFRS, the put option results in the minority interest being classified as liability rather than equity.

The minority interest in the loss for the period is therefore included in interest expense for the year.

F                     Reclassification of other operating income

Certain profit and loss items are reclassified between other operating income under EUGAAP and commission income under IFRS.

G                   Receivable reserves called but not paid

Under EUGAAP, the receivable reserves are carried at undiscounted amount. Under IFRS, the balance is discounted and amortised through equity.